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THOMPSON COBURN                                   Attorneys at Law

                                                  One Mercantile Center
                                                  St. Louis, Missouri 63101-1693
                                                  314 552-6000

                                                  FAX 314 552-7000




                             June 21, 1996

Zoltek Companies, Inc.
3101 McKelvey Road
St. Louis, Missouri 63044

    Re:  Registration Statement on Form S-3
         17,448 Shares of Common Stock, $.01 par value

Gentlemen:

    With reference to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Zoltek Companies, Inc., a Missouri corporation (the "Company"), on June 21, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed sale by certain selling shareholders of the Company (the "Selling Shareholders") of up to 17,448 shares of the Company's Common Stock, $.01 par value (the "Shares"), issued or issuable to certain employees (the "Viscosa Employees") of Magyar Viscosa Rt ("Viscosa") in exchange for capital stock of Viscosa held by the Viscosa Employees (the "Exchange"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Articles of Incorporation, By-Laws, resolutions adopted by the Board of Directors relating to the issuance of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

    Based solely on the foregoing, we are of the opinion that:

    1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

    2. The Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and, when issued in exchange for capital stock of Viscosa pursuant to the Exchange, will be validly issued.



St. Louis      Belleville      St. Charles      Houston      Washington, D.C.



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Zoltek Companies, Inc.
June 21, 1996
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    We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to this firm in the Prospectus under the caption "Legal Matters." We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Thompson Coburn